Calculation of Filing Fee Tables
S-8
CGI INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Subordinate Voting Shares, without par value	Other	3,000,000	$ 89.63	$ 268,890,000.00	0.0001381	$ 37,133.71
Total Offering Amounts:						$ 268,890,000.00		$ 37,133.71
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 37,133.71
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A Subordinate Voting Shares, without par value ("Class A Subordinate Voting Shares"), of the registrant which become issuable under the Share Purchase Plan for Certain Employees of CGI Inc. and its Subsidiaries (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction as a result of antidilution provisions contained therein. (2) Represents shares of Class A Subordinate Voting Shares reserved for issuance and issuable under the Plan. (3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, on the basis of the average of the high and low sales prices ($91.15 and $88.10, respectively) of the Class A Subordinate Voting Shares, as reported on the New York Stock Exchange on December 15, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A